UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 23, 2016

VIRTUAL LEARNING COMPANY, INC.

(Exact Name of Registrant as specified in its charter)

Nevada	333-174674	20-2208821
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 5.02	Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers

On August 18, 2016, at a duly called meeting of the board of directors of the company, Valerie Jones was appointed to the office of Secretary of the corporation. Further, Richard Pezzullo was appointed by the existing director, Vincent Simonelli, to fill one of the vacancies on the board of directors and will serve on all committees of the board until the next annual election.

Both appointees accepted their new positions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL LEARNING COMPANY, INC.

/s/ Vincent Simonelli
Vincent Simonelli
President

Date: August 23, 2016